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                                                                     EXHIBIT 5.2


                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM
                               (INTERNATIONAL)
                          AMERICAN ATTORNEYS AT LAW

                     30/F PEREGRINE TOWER, LIPPO CENTRE
                      89 QUEENSWAY, CENTRAL, HONG KONG
                                     ---
                               TEL: 2820-0700
                               FAX: 2820-0727

                              December 9, 1996



AES China Generating Co. Ltd.
3/F (W), Golden Bridge Plaza
No. 1 (A) Jianguomenwai Avenue
Beijing, 100020
People's Republic of China

                          Re:     AES China Generating Co. Ltd.
                                  Registration Statement on Form S-3
                                  ----------------------------------

Ladies and Gentlemen:

                 We have acted as special United States counsel to AES China Generating Co. Ltd., a Bermuda company (the "Company"), in connection with the public offering of $180,000,000 aggregate principal amount of the Company's ___ % Notes due 2006 (the "Securities") to be issued under an indenture (the "Indenture") to be entered into between the Company and Bankers Trust Company, as Trustee (the "Trustee").

                 This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

                 In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-3 (File No. 333-5798) as filed with the Securities and Exchange Commission (the "Commission") on October 16, 1996 under the Act, Amendment No.1, filed on November 22, 1996 and Amendment No.2, filed on November 27, 1996 (such Registration Statement, as so amended, being hereinafter referred to as the

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AES China Generating Co. Ltd.
December 9, 1996
Page 2

"Registration Statement"); (ii) the form of the Underwriting Agreement (the "Underwriting Agreement") proposed to be entered into between the Company, as issuer, and Morgan Stanley & Co. Incorporated and Donaldson, Lufkin & Jenrette Securities Corporation (the "Underwriters") filed as an exhibit to the Registration Statement; (iii) the form of the Indenture filed as an exhibit to the Registration Statement; (iv) the form of the Securities included in the Indenture; and (v) certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Securities and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                 In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

                 Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to the laws of any other jurisdiction (or as to the effect of the laws of any such jurisdiction on the opinions stated herein) other than the federal laws of the United States of America to the extent referred to specifically herein. To the extent that the opinions set forth herein relate to matters under the laws of Bermuda, such matters have been addressed in the opinion of Conyers, Dill & Pearman, a copy of which is filed as Exhibit 5.1 to the Registration Statement. We have assumed that the choice of New York law to govern the Indenture and the Securities is legal and valid under the laws of Bermuda and that the issuance of the Securities and the compliance by the Company with the terms of

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AES China Generating Co. Ltd.
December 9, 1996
Page 3


the Indenture and the Securities will not violate or conflict with any provision of Bermuda law.

                 Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

                 Assuming the due authorization by all requisite action, corporate and other, and due execution and delivery under the laws of Bermuda of the Indenture and the Securities by the Company, when (i) the Registration Statement becomes effective and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and (ii) the Securities have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered and paid for by the Underwriters as contemplated by the Underwriting Agreement, the Indenture will be a valid and binding agreement, enforceable against the Company in accordance with its terms and the Securities will be valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that the enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                 We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                             Very truly yours,


                                  /s/Skadden, Arps, Slate, Meagher & Flom
                                     ------------------------------------
                                     Skadden, Arps, Slate, Meagher & Flom
                                               (International)